Exhibit 99.1

USA Truck Has Acquired Privately Held Davis Transfer Company of Carnesville, Georgia

Van Buren, AR – October 18, 2018 – USA Truck, Inc. (NASDAQ: USAK), a leading capacity solutions provider headquartered in Van Buren, AR, today announced that it has acquired privately held Davis Transfer Company and related entities (Davis) of Carnesville, GA.

Davis is a premier, high-service, southeast regional carrier with approximately $50 million in revenues and a recent operating ratio in the upper 80’s. The company was founded by Harry Davis in 1959 and has been a family owned business since that time. Davis has been managed as a full truckload carrier for the past 20 years by Gary, Bill and Todd Davis. Todd will join the USA Truck leadership team as a Vice President. Davis will operate independently of USA Truck as a wholly owned subsidiary. Davis’ employees and customers should notice little change moving forward.

Davis has a reputation as a safe operator, having been named Florida’s Safest Carrier in both 2016 and 2017. The company also has a long history of outstanding service and is a recognized leader by its customers in regional, quasi-dedicated truckload freight.

James Reed, President and CEO of USA Truck said:

“Davis represents a unique opportunity to add capacity, loyal customers, and exceptional drivers – all of whom are committed to the continued strong performance of the business. The Davis family has been a great steward of the organization, with a strong track record of success and profitability, and this partnership reflects the next natural step in the progression and growth of Davis.

“We believe this acquisition gives USA Truck a greater presence in the southeast and provides three key strategic opportunities: increased alignment with driver domiciles, enhanced maintenance facility presence, and financial synergies. We believe there are opportunities to enhance the flow of driver movements into and out of existing markets – which we anticipate will minimize deadhead and enhance capacity availability and service to our customers. We intend to drive improvements to the maintenance cost structure of both USA Truck and Davis by leveraging Davis’ existing terminal infrastructure. Finally, we anticipate the realization of certain financial synergies, especially in the procurement area. We believe these advantages, coupled with what we expect will be a substantially and immediately accretive business, make this acquisition a great fit.”

The transaction will be primarily funded via the company’s revolving credit facility and cash on hand, with a minimal equity issuance provided to Todd Davis to ensure strong alignment with interests of USA Truck shareholders. The post transaction leverage ratio (Net Debt to Adjusted EBITDA) is anticipated to remain within our previously communicated target range of 2.0x to 3.0x.

About USA Truck: USA Truck provides comprehensive capacity solutions to a broad and diverse customer base throughout North America. Our Trucking and USAT Logistics divisions blend an extensive portfolio of asset and asset-light services, offering a balanced approach to supply chain management including customized truckload, dedicated contract carriage, intermodal and third-party logistics freight management services. For more information, visit usa-truck.com or usatlogistics.com.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended.  Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," “outlook” “will,” “should,” and similar terms and phrases.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. In this press release, statements relating to accretion and leverage expectations and timing, cost, revenue, and other synergy opportunities, and future results are all forward-looking statements. The following risks and factors related to the acquisition, among others, could cause actual results to differ materially from those in the forward-looking statements: failing to achieve anticipated synergies, experiencing liabilities that were not disclosed to us or that are in excess of our estimates and potential insufficiency of contractual indemnities in respect thereof, disruption to our ongoing business, including distraction of management and diversion of resources, difficulties in markets that Davis serves, loss of customers, employees, or drivers, potential future impairment charges, write-offs, write-downs, or restructuring charges, failure to achieve anticipated revenue, earnings, or cash flows, inconsistencies in or conflicts between standards, controls, procedures, and policies of the acquired company, failure to maintain or improve the safety or quality of services that have historically been provided, and adverse consequences from the additional indebtedness from the acquisition. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Accordingly, actual results may differ materially from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by USA Truck in its press releases, stockholder reports, and filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. USA Truck disclaims any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur. All forward-looking statements attributable to USA Truck, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.